EXHIBIT 10.22

ANALOGIC 401(k) PLAN

(January 1, 2007 Restatement)

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I DEFINITIONS		2
1.1	Plan Definitions	2
1.2	Interpretation	8

ARTICLE II SERVICE		9
2.1	Special Definitions	9
2.2	Crediting of Hours of Service	9
2.3	Limitations on Crediting of Hours of Service	10
2.4	Department of Labor Rules	10
2.5	Years of Eligibility Service	11
2.6	Vesting Service	11
2.7	Crediting of Hours of Service with Respect to Short “Computation Periods”	11
2.8	Crediting of Service on Transfer or Amendment	11
2.9	Crediting of Service to “Leased Employees”	12

ARTICLE III ELIGIBILITY		13
3.1	Eligibility	13
3.2	Transfers of Employment	13
3.3	Reemployment	13
3.4	Notification Concerning New Eligible Employees	13
3.5	Effect and Duration	13

ARTICLE IV TAX-DEFERRED CONTRIBUTIONS		15
4.1	Tax-Deferred Contributions	15
4.2	Amount of Tax-Deferred Contributions	15
4.3	Automatic Deferral Elections	15
4.4	Notice of Automatic Deferral Election	16
4.5	Amendments to Reduction Authorization	16
4.6	Suspension of Tax-Deferred Contributions	16
4.7	Resumption of Tax-Deferred Contributions	17
4.8	Delivery of Tax-Deferred Contributions	17
4.9	Vesting of Tax-Deferred Contributions	17

ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		18
5.1	Prior After-Tax Contributions	18
5.2	Rollover Contributions	18
5.3	Vesting of After-Tax Contributions and Rollover Contributions	18

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ARTICLE VI EMPLOYER CONTRIBUTIONS		19
6.1	Contribution Period	19
6.2	Discretionary Contributions	19
6.3	Allocation of Discretionary Contributions	19
6.4	Qualified Non-elective Contributions	21
6.5	Allocation of Qualified Non-elective Contributions	21
6.6	Amount and Allocation of Regular Matching Contributions	22
6.7	Limit on Tax-Deferred Contributions Matched	22
6.8	True Up Matching Contributions	23
6.9	Qualified Matching Contributions	23
6.10	Verification of Amount of Employer Contributions by the Sponsor	23
6.11	Payment of Employer Contributions	23
6.12	Allocation Requirements for Employer Contributions	23
6.13	Vesting of Employer Contributions	24
6.14	Election of Former Vesting Schedule	24

ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		25
7.1	Definitions	25
7.2	Code Section 402(g) Limit	28
7.3	Distribution of Excess Deferrals	29
7.4	Limitation on Tax-Deferred Contributions of Highly Compensated Employees	29
7.5	Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees	31
7.6	Distribution of Excess Tax-Deferred Contributions	32
7.7	Limitation on Matching Contributions of Highly Compensated Employees	32
7.8	Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees	33
7.9	Distribution of Excess Contributions	34
7.10	Multiple Use Limitation	35
7.11	Treatment of Forfeited Matching Contributions	35
7.12	Determination of Income or Loss	36
7.13	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	36
7.14	Application of Code Section 415 Limitations Where Participant is Covered Under Another Qualified Defined Contribution Plan	37
7.15	Scope of Limitations	38

ARTICLE VIII TRUST FUNDS AND ACCOUNTS		39
8.1	General Fund	39
8.2	Investment Funds	39
8.3	Loan Investment Fund	39

8.4	Income on Trust	39
8.5	Accounts	39
8.6	Sub-Accounts	40

ARTICLE IX LIFE INSURANCE CONTRACTS		41
9.1	No Life Insurance Contracts	41

ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		42
10.1	Future Contribution Investment Elections	42
10.2	Deposit of Contributions	42
10.3	Election to Transfer Between Funds	42
10.4	404© Protection	43

ARTICLE XI CREDITING AND VALUING ACCOUNTS		44
11.1	Crediting Accounts	44
11.2	Valuing Accounts	44
11.3	Plan Valuation Procedures	44
11.4	Finality of Determinations	45
11.5	Notification	45

ARTICLE XII LOANS		46
12.1	Application for Loan	46
12.2	Reduction of Account Upon Distribution	46
12.3	Requirements to Prevent a Taxable Distribution	46
12.4	Administration of Loan Investment Fund	48
12.5	Default	49
12.6	Deemed Distribution Under Code Section 72(p)	49
12.7	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)	50
12.8	Special Rules Applicable to Loans	50
12.9	Loans Granted Prior to Amendment	51

ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		52
13.1	Non-Hardship Withdrawals of After-Tax Contributions	52
13.2	Non-Hardship Withdrawals of Rollover Contributions from B-K Medical Plan	52
13.3	Non-Hardship Withdrawals of Amounts Transferred from Siemens Savings Plan	52
13.4	Age Fifty-Nine and One-Half (59 1/2) Withdrawals	52
13.5	Overall Limitations on Non-Hardship Withdrawals	53
13.6	Hardship Withdrawals	53
13.7	Hardship Determination	53
13.8	Satisfaction of Necessity Requirement for Hardship Withdrawals	54
13.9	Conditions and Limitations on Hardship Withdrawals	55

13.10	Order of Withdrawal from a Participant's Sub-Accounts	55

ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		56
14.1	Termination of Employment and Settlement Date	56

ARTICLE XV DISTRIBUTIONS		57
15.1	Distributions to Participants	57
15.2	Distributions to Beneficiaries	57
15.3	Cash Outs and Participant Consent	57
15.4	Required Commencement of Distribution	58
15.5	Reemployment of a Participant	58
15.6	Restrictions on Alienation	58
15.7	Facility of Payment	59
15.8	Inability to Locate Payee	59
15.9	Distribution Pursuant to Qualified Domestic Relations Orders	59

ARTICLE XVI FORM OF PAYMENT		60
16.1	Form of Payment	60
16.2	Direct Rollover	60
16.3	Notice Regarding Form of Payment	61

ARTICLE XVII BENEFICIARIES		62
17.1	Designation of Beneficiary	62
17.2	Spousal Consent Requirements	62

ARTICLE XVIII ADMINISTRATION		63
18.1	Authority of the Sponsor	63
18.2	Discretionary Authority	63
18.3	Action of the Sponsor	63
18.4	Designation and Appointment of Administrative Committee	64
18.5	Reliance on Specialists	65
18.6	Claims Review Procedure	65
18.7	Qualified Domestic Relations Orders	66
18.8	Indemnification	66
18.9	Actions Binding	67

ARTICLE XIX AMENDMENT AND TERMINATION		68
19.1	Amendment	68
19.2	Limitation on Amendment	68
19.3	Termination	68
19.4	Reorganization	69
19.5	Withdrawal of an Employer Upon Ceasing to be Member of Controlled Group	70

ARTICLE XX ADOPTION BY OTHER ENTITIES		71
20.1	Adoption by Related Companies	71
20.2	Effective Plan Provisions	71

ARTICLE XXI MISCELLANEOUS PROVISIONS		72
21.1	No Commitment as to Employment	72
21.2	Benefits	72
21.3	No Guarantees	72
21.4	Expenses	72
21.5	Precedent	72
21.6	Duty to Furnish Information	72
21.7	Merger, Consolidation, or Transfer of Plan Assets	73
21.8	Back Pay Awards	73
21.9	Condition on Employer Contributions	73
21.10	Return of Contributions to an Employer	74
21.11	Validity of Plan	74
21.12	Trust Agreement	74
21.13	Parties Bound	74
21.14	Application of Certain Plan Provisions	74
21.15	Merged Plans	75
21.16	Transferred Funds	75
21.17	Veterans Reemployment Rights	75
21.18	Delivery of Cash Amounts	75
21.19	Written Communications	75

ARTICLE XXII TOP-HEAVY PROVISIONS		77
22.1	Definitions	77
22.2	Applicability	79
22.3	Minimum Employer Contribution	79

APPENDIX TO ANALOGIC 401(K) PLAN		81

SECTION I DEFINITIONS		81
1.1	Definitions	81

SECTION II GENERAL RULES		82
2.1	Effective Date	82
2.2	Precedence	82
2.3	Requirements of Treasury Regulations Incorporated	82

SECTION III TIME AND MANNER OF DISTRIBUTION		82
3.1	Required Beginning Date	82
3.2	Death of Participant Before Distributions Begin	82
3.3	Form of Distribution	83

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SECTION IV REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH		83
4.1	Death On or After Date Distributions Begin	83
4.2	Death Before Date Distributions Begin	83

PREAMBLE

The Analogic 401(k) Plan, originally effective as of August 1, 1976, is hereby amended and restated in its entirety. This amendment and restatement shall be effective as of January 1, 2007. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant’s vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. Any provision of the Plan that restricted or limited withdrawals, loans, or other distributions, or otherwise required separate accounting with respect to any portion of a Participant’s Account immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and the elimination of which would adversely affect the qualification of the Plan under Code Section 401(a) shall continue in effect with respect to such portion of the Participant’s Account as if fully set forth in this amendment and restatement.

ARTICLE I

DEFINITIONS

1.1 Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

An “Account” means the account maintained by the Trustee in the name of a Participant that reflects such Participant’s interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The “Administrative Committee” means the committee, if any, appointed by the Sponsor and designated in accordance with Section 18.1 to act as the administrator for purposes of ERISA and the plan administrator for purposes of the Code.

The “Administrator” means the Sponsor unless the Sponsor designates another person or persons to act as such.

An “After-Tax Contribution” means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The “Beneficiary” of a Participant means the person or persons entitled under the provisions of the Plan to receive benefits hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant’s “Benefit Payment Date” means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

The “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “Compensation” of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052 (commonly referred to as W-2 earnings).

Notwithstanding the foregoing, Compensation shall not include the following:

*	severance pay received after December 31, 2006;
*	moving expenses;
*	reimbursements;
*	allowances other than car allowances;
*	amounts attributable to bonus shares or other restricted stock awards;
*	amounts attributable to the grant, exercise or disposition of any stock option; or
*	any other amounts related to stock transactions.

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant’s election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the Employer and treated as employer contributions. Effective for Plan Years beginning on and after January 1, 2001, Compensation shall also include any amount that is not included in the Participant’s taxable gross income pursuant to Code Section 132(f). For purposes of this paragraph, if applicable, amounts under a group health plan that a Participant cannot receive in cash in lieu of coverage under the group health plan because the Participant cannot certify that he has other health coverage will nevertheless be deemed to be excluded from the Participant’s taxable income pursuant to Code Section 125.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than twelve (12) calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is twelve (12); provided, however, that no proration is required for a Participant who is covered under the Plan for less than one (1) full Plan Year if the formula for allocations is based on Compensation for a period of at least twelve (12) months.

A “Contribution Period” means the period specified in Article VI for which Employer Contributions shall be made.

A “Discretionary Contribution” means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions and Qualified Non-elective Contributions.

An “Eligible Employee” means any Employee who has met the eligibility requirements of Article III to participate in the Plan.

The “Eligibility Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as required under Article III.

An “Employee” means any person who is classified by an Employer, in accordance with its payroll records, as an employee of the Employer, other than any such person who is either (i) covered by any collective bargaining agreement that does not specifically provide for coverage under the Plan or (ii) a nonresident alien who does not receive United States source income. Any individual who is not treated by an Employer as a common law employee of the Employer shall be excluded from Plan participation even if a court or administrative agency determines that such individual is a common law employee and not an independent contractor.

An “Employer” means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX, including B-K Medical Systems, Inc.; AnaSky Limited, formerly known as SKY Computers, Inc.; Sound Technology, Inc.; and Anexa Corporation.

An “Employer Contribution” means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

An “Enrollment Date” means the first day of each payroll period.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The “General Fund” means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A “Highly Compensated Employee” means any Employee or former Employee who is a “highly compensated active employee” or a “highly compensated former employee” as defined hereunder.

A “highly compensated active employee” includes any Employee who performs services for an Employer or any Related Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the “look back year” or (ii) received “compensation” from the Employers and Related Companies during the “look back year” in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)) and was in the top paid group of employees for the “look back year”. An Employee is in the top paid group of employees if he is in the top twenty (20) percent of the employees of his Employer and all Related Companies when ranked on the basis of compensation paid during the “look back year”.

A “highly compensated former employee” includes any Employee who (1) separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the Plan Year, (2) performed no services for an Employer or any Related Company during the Plan Year, and (3) was a “highly compensated active employee” for either the separation year or any Plan Year ending on or after the date the Employee attained age fifty-five (55), as determined under the rules in effect under Code Section 414(q) for such separation year or Plan Year.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition of Highly Compensated Employee, the following terms have the following meanings:

•	An employee’s “compensation” means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

•	The “look back year” means the twelve (12)-month period immediately preceding the Plan Year.

An “Hour of Service” with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An “Investment Fund” means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A “Matching Contribution” means any Employer Contribution made to the Plan on account of a Participant’s Tax-Deferred Contributions as provided in Article VI, including Regular Matching Contributions and True Up Matching Contributions and any such contribution that is designated by an Employer as a Qualified Matching Contribution.

The “Normal Retirement Date” of an employee means the date he attains age sixty-five (65).

A “Participant” means any person who has an Account in the Trust.

The “Plan” means the Analogic 401(k) Plan, as set forth herein, together with any and all supplements, schedules and amendments hereto that may be in effect.

A “Plan Year” means the 12-consecutive-month period ending each December 31.

A “Predecessor Employer” means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization. In addition, a Predecessor Employer includes the following: B-K Medical Systems, Inc.; AnaSky Limited, formerly known as SKY Computers, Inc.; Sound Technology, Inc.; and Anexa Corporation.

A “Qualified Matching Contribution” means any Matching Contribution made to the Plan as provided in Article VI that is one-hundred (100) percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions made by Highly Compensated Employees under Article VII.

A “Qualified Non-elective Contribution” means any Employer Contribution made to the Plan as provided in Article VI that is one-hundred (100) percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII, other than Qualified Matching Contributions.

A “Regular Matching Contribution” means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:

•	a True Up Matching Contribution.

•	any Matching Contribution characterized by the Employer as a Qualified Matching Contribution.

A “Related Company” means any corporation or business, other than an Employer, which is required by Code Section 414 to be aggregated with an Employer.

A Participant’s “Required Beginning Date” means the following:

•

for a Participant who is not a “five (5) percent owner”, April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s (i) attainment of age seventy and one-half (70 1/2) or (ii) Settlement Date.

•	for a Participant who is a “five (5) percent owner”, April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

A Participant is a “five (5) percent owner” if he is a five (5) percent owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age seventy and one-half (70 1/2). The Required Beginning Date of a Participant who is a “five (5) percent owner” hereunder shall not be redetermined if the Participant ceases to be a five (5) percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A “Rollover Contribution” means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

The “Settlement Date” of a Participant means the date on which a Participant’s interest under the Plan becomes distributable in accordance with Article XV.

The “Sponsor” means Analogic Corporation, and its successors.

A “Sub-Account” means any of the individual sub-accounts of a Participant’s Account maintained as provided in Article VIII.

A “Tax-Deferred Contribution” means the amount contributed to the Plan on a Participant’s behalf by his Employer in accordance with Article IV.

A “True Up Matching Contribution” means any Matching Contribution made to the Plan at the Sponsor’s direction for a Plan Year that when aggregated with the Regular Matching Contributions made on a Participant’s behalf for the Plan Year will provide Matching Contributions at the maximum rate specified by the Sponsor for the Plan Year taking into account the Participant’s Tax-Deferred Contributions and Compensation for the full Plan Year, other than any such contribution characterized as a Qualified Matching Contribution.

The “Trust” means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The “Trust Agreement” means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The “Trustee” means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust

Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term “Trustee” shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A “Trust Fund” means any fund maintained under the Trust by the Trustee.

A “Valuation Date” means each business day of a Plan Year, including, in the case of a distribution, the date of distribution.

The “Vesting Service” of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2 Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, the plural shall include the singular, the conjunctive shall include the disjunctive, and the disjunctive shall include the conjunctive.

ARTICLE II

SERVICE

2.1 Special Definitions

For purposes of this Article, the following terms have the following meanings:

A “computation period” for purposes of determining an employee’s years of Eligibility Service means (i) the twelve (12)-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any twelve (12)-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

2.2 Crediting of Hours of Service

A person shall be credited with an Hour of Service for:

(a)	Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours.

(b)	Subject to the provisions of Section 2.3, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence.

(c)	Each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; provided, however, that the same Hour of Service shall not be credited under paragraph (b) of this Section and under this paragraph (c).

(d)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.3.

Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes, or after the date such corporation or business is no longer, a Related Company.

2.3 Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a)	An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(b)	Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c)	A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)	No more than five-hundred and one (501) Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single “computation period”), unless no duties are performed due to service with the armed forces of the United States for which the person retains reemployment rights as provided in paragraph (c) of Section 2.2.

2.4 Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to particular periods, are hereby incorporated into the Plan by reference.

2.5 Years of Eligibility Service

An employee shall be credited with a year of Eligibility Service for each “computation period” in which he completes at least one-thousand (1,000) Hours of Service.

2.6 Vesting Service

Because contributions to the Plan are always one-hundred (100) percent vested, there shall be no Vesting Service credited under the Plan.

2.7 Crediting of Hours of Service with Respect to Short “Computation Periods”

The following provisions shall apply with respect to crediting Hours of Service with respect to any short “computation period”:

(a)	For purposes of this Article, the following terms have the following meanings:

(i)	An “old computation period” means any “computation period” that ends immediately prior to a change in the “computation period”.

(ii)	A “short computation period” means any “computation period” of fewer than 12 consecutive months.

(b)	For purposes of determining the years of Eligibility Service to be credited to an Employee, a “computation period” shall not include the “short computation period”, but shall include the twelve (12)-consecutive-month period ending on the last day of the “short computation period” and the twelve (12)-consecutive-month period ending on the first anniversary of the last day of the “old computation period”; provided, however, that no more than one (1) year of Eligibility Service shall be credited to an Employee with respect to such periods.

2.8 Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if an Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, prior to amendment, the Plan provided for crediting of service on the basis of elapsed time in accordance with Treasury Regulations Section 1.410(a)-7, an affected Employee shall be credited with Eligibility Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

2.9 Crediting of Service to “Leased Employees”

Notwithstanding any other provision of the Plan to the contrary, a “leased employee” working for an Employer or a Related Company (other than an “excludable leased employee”) shall be considered an employee of such Employer or Related Company for purposes of Eligibility Service crediting under the Plan, but shall not be eligible to participate in the Plan. Such “leased employee” shall also be considered an employee of such Employer or Related Company for purposes of applying Code Sections 401(a)(3), (4), (7), and (16), and 408(k), 415, and 416.

A “leased employee” means any person who performs services for an Employer or a Related Company (the “recipient”) (other than an employee of the “recipient”) pursuant to an agreement between the “recipient” and any other person (the “leasing organization”) on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction of or control by the “recipient”. An “excludable leased employee” means any “leased employee” of the “recipient” who is covered by a money purchase pension plan maintained by the “leasing organization” which provides for (i) a nonintegrated employer contribution on behalf of each participant in such plan equal to at least ten (10) percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the “leasing organization” (other than employees who perform substantially all of their services for the “leasing organization” or whose compensation from the “leasing organization” in each plan year under such plan during the four (4)-year period ending with the then current plan year is less than $1,000); provided, however, that “leased employees” do not constitute more than twenty (20) percent of the “recipient’s” nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a “leased employee” by the “leasing organization” that are attributable to services performed for the “recipient” shall be treated as provided by the “recipient”.

ARTICLE III

ELIGIBILITY

3.1 Eligibility

Each Employee who was an Eligible Employee immediately prior to January 1, 2007 shall continue to be an Eligible Employee on January 1, 2007. Each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the earlier of:

(a)	the date on which he has completed thirty (30) days of employment as an Employee, or

(b)	the date on which he has completed one (1) year of Eligibility Service.

3.2 Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3 Reemployment

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4 Notification Concerning New Eligible Employees

The Sponsor shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5 Effect and Duration

Upon becoming an Eligible Employee, an Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of Article IV and receive allocations of Employer Contributions in accordance with the provisions of

Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only for so long as he continues employment as an Employee.

ARTICLE IV

TAX-DEFERRED CONTRIBUTIONS

4.1 Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee’s election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf. An Eligible Employee who elects not to have Tax-Deferred Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate may change his election by amending his reduction authorization as prescribed in this Article.

Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payroll period beginning on or after the date on which his election becomes effective.

4.2 Amount of Tax-Deferred Contributions

Subject to the limits described in Article VII, the amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than one (1) percent nor more than eighty (80) percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3 Automatic Deferral Elections

If at the time he becomes an Eligible Employee an Employee has not affirmatively elected to have Tax-Deferred Contributions made to the Plan on his behalf in accordance with the provisions of Sections 4.1 and 4.2, his Employer shall make Tax-Deferred Contributions on his behalf in an amount equal to three (3) percent of the Eligible Employee’s Compensation. The Compensation otherwise payable to an Eligible Employee on whose behalf Tax-Deferred Contributions are made in accordance with the provisions of this Section shall be reduced by the amount of such Tax-Deferred Contributions.

As of the date he becomes an Eligible Employee, an Eligible Employee to whom this Section would otherwise apply may affirmatively elect, in accordance with rules prescribed by the Administrator, not to have Tax-Deferred Contributions made on his behalf in accordance with the provisions of this Section. Such affirmative election must be recorded with the Administrator either prior to the date the Employee becomes an

Eligible Employee or within a reasonable period of time following such date, but not later than the first date Compensation subject to reduction hereunder becomes available to the Eligible Employee.

An Eligible Employee shall have a reasonable period following his receipt of the automatic reduction notice described in Section 4.4 and before the first date Compensation subject to the automatic reduction becomes available to him in which to make an affirmative election hereunder. If an Eligible Employee does not make the affirmative election described herein within the prescribed time period, Tax-Deferred Contributions shall continue to be made on his behalf in accordance with the provisions of this Section until the Eligible Employee elects either to change the amount of his Compensation that his Employer contributes as Tax-Deferred Contributions or to have Tax-Deferred Contributions suspended, as provided in this Article.

4.4 Notice of Automatic Deferral Election

At the time an Employee becomes an Eligible Employee, the Administrator shall provide the Eligible Employee with a notice explaining the automatic reduction in his Compensation for purposes of making Tax-Deferred Contributions in accordance with the preceding Section and the Employee’s right to affirmatively elect either a different reduction amount or no reduction. Such notice shall describe the procedures for making such an election and the period in which such an election may be made. In addition, the Administrator shall provide annual notice to Eligible Employees of the amount by which their Compensation is being reduced for purposes of making Tax-Deferred Contributions, if any, and their right to change such amount as provided in the Plan.

4.5 Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions by notice to such effect to his Employer. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may prescribe. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing with Compensation paid to the Eligible Employee on or after the date such amendment becomes effective, until otherwise altered or terminated in accordance with the Plan.

4.6 Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.7 Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may prescribe.

4.8 Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.9 Vesting of Tax-Deferred Contributions

A Participant’s vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times one-hundred (100) percent.

ARTICLE V

AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1 Prior After-Tax Contributions

Eligible Employees are not currently permitted to make After-Tax Contributions to accounts maintained for his benefit under the Plan. However, the Plan includes assets attributable to After-Tax Contributions made to the Plan prior to August 1, 2000.

5.2 Rollover Contributions

An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount. If the Employee received a cash distribution that he is rolling over, such delivery must be made within sixty (60) days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator.

5.3 Vesting of After-Tax Contributions and Rollover Contributions

A Participant’s vested interest in his After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times one-hundred (100) percent.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

6.1 Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)	A Contribution Period for Regular Matching Contributions under the Plan is a payroll period.

(b)	The Contribution Period for True Up Matching Contributions is a Plan Year.

(c)	A Contribution Period for Qualified Non-elective Contributions under the Plan is a Plan Year.

(d)	A Contribution Period for Discretionary Contributions under the Plan is the Sponsor’s fiscal year.

6.2 Discretionary Contributions

If the Sponsor determines, in its discretion, that a Discretionary Contribution shall be made to the Plan for any Contribution Period, each Employer shall make a Discretionary Contribution to the Plan in an amount determined by the Sponsor.

6.3 Allocation of Discretionary Contributions

Any Discretionary Contribution made for a Contribution Period shall be allocated among those persons who were Eligible Employees during such Contribution Period and who have met the allocation requirements for Discretionary Contributions described in this Article. The allocable share of each such Eligible Employee shall be in the ratio which the total number of points credited to him under this Section for the Contribution Period bears to the aggregate number of points credited to all such Eligible Employees for the Contribution Period.

An Eligible Employee shall be credited with points hereunder in accordance with the provisions of paragraphs (a), (b) and (c) below; provided, however, that the number of points credited to an Eligible Employee who is an Employee of an Employer that became a Related Company after July 31 of the Contribution Period preceding the Contribution Period for which the Discretionary Contribution is made shall be reduced by one-twelfth (1/12th) for each month since such July 31 in which the Employer was not a Related Company.

(a)	An Eligible Employee shall be credited with points based on his “eligible earnings”, as defined herein, in accordance with the following table:

“Eligible Earnings”	Number of Points
Less than $50,000	10
At least $50,000, but less than $75,000	15
At least $75,000, but less than $100,000	20
At least $100,000, but less than $125,000	25
At least $125, 000, but less than $150,000	30
At least $150,000, but less than $175,000	35
At least $175,000, but less than $200,000	40
$200,000 or more	45

An Eligible Employee’s “eligible earnings” mean the sum of his regular salary or wages, overtime payments, cash bonuses, shift differentials, short-term disability payments, bereavement pay, holiday pay, pay for jury duty or military duty, sick pay, and vacation pay received from his Employer during the twelve (12)-consecutive-month period ending on the July 31 that occurs during a Contribution Period for which the Discretionary Contribution is made. Notwithstanding any other provision of the Plan to the contrary, “eligible earnings” do not include amounts earned by an Eligible Employee during such twelve (12)-consecutive-month-period, but prior to the date on which the Employee first became an Eligible Employee.

(b)	An Eligible Employee shall be credited with points in accordance with the following table based on his “years of service”, as defined herein, credited as of the July 31 that occurs during the Contribution Period for which a Discretionary Contribution is made:

Years of “Service”	Number of Points
Fewer than 5	3
At least 5, but fewer than 10	6
At least 10, but fewer than 15	9
At least 15, but fewer than 20	12
At least 20, but fewer than 25	15
25 or more	18

An Eligible Employee’s “years of service” mean (i) if the Eligible Employee has been employed by an Employer or a Related Company continuously since the later of his “employment commencement date”, as defined in Section 2.1, or the date his Employer became a Related Company, his completed years of employment commencing with the later of such dates or (ii) if the Eligible Employee has not been employed by an Employer or a Related Company continuously since the later of his “employment commencement date”, as defined in Section 2.1, or the date his Employer became a Related Company, the sum, measured in completed years, of all his periods of employment with an Employer or a Related Company, measured in completed years and months, commencing with the later of such dates.

(c)	An Eligible Employee shall be credited with points in accordance with the following table based on his age as of the July 31 that occurs during the Contribution Period for which a Discretionary Contribution is made:

Age	Number of Points
Under 25	2
At least 25, but under 35	4
At least 35, but under 45	6
At least 45, but under 55	8
55 or more	10

In each Contribution Period, an Employer may designate any portion or all of its Discretionary Contribution as a Qualified Non-elective Contribution. Amounts that are designated as Qualified Non-elective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.4 Qualified Non-elective Contributions

In each Contribution Period, the Sponsor may, in its discretion, require each Employer to make a Qualified Non-elective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.5 Allocation of Qualified Non-elective Contributions

Any Qualified Non-elective Contribution made by an Employer for a Contribution Period shall be allocated among those persons who were Eligible Employees during such Contribution Period and who have met the allocation requirements for Qualified Non-elective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee shall be a percentage, which need not be uniform with respect to each such Eligible Employee, of his “test compensation” (as defined in Section 7.1) for the Contribution Period. The Employer may designate those Eligible Employees on whose behalf it will make a Qualified Non-elective Contribution. In no event shall the allocable share of an Eligible Employee in the Qualified Non-elective Contribution exceed the “QNEC limit”, as defined herein, in any Contribution Period.

The “QNEC limit” for each Contribution Period means the product of an Eligible Employee’s “test compensation” (as defined in Section 7.1) for the Plan Year multiplied by the greater of five (5) percent or two (2) times the Plan’s “representative contribution rate”. The “QNEC limit” will be applied separately in allocating Qualified Non-elective Contributions that may be included in calculating an Eligible Employee’s “deferral percentage” (as defined in Section 7.1) and his “contribution percentage” (as defined in Section 7.1).

The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any Eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all Eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all Eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Company on the last day of the Plan Year, whichever results in the greater amount.

An Eligible Employee’s “applicable contribution rate” for purposes of allocating Qualified Non-elective Contributions that may be included in calculating his “deferral percentage” means (i) the sum of the Eligible Employee’s Qualified Matching Contributions taken into account in calculating his “deferral percentage” for the Plan Year and the Qualified Non-elective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Non-elective Contributions that are included in calculating his “contribution percentage” for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year. An Eligible Employee’s “applicable contribution rate” for purposes of allocating Qualified Non-elective Contributions that may be included in calculating his “contribution percentage” means (i) the sum of the Eligible Employee’s Matching Contributions included in calculating his “contribution percentage” for the Plan Year and the Qualified Non-elective Contributions allocated to the Eligible Employee for the Plan Year (excluding any Qualified Non-elective Contributions that are included in calculating his “deferral percentage for the Plan Year) (ii) divided by the Eligible Employee’s “test compensation” for the Plan Year.

6.6 Amount and Allocation of Regular Matching Contributions

For each Contribution Period, the Sponsor may, in its discretion, require each Employer to make a Regular Matching Contribution to the Plan on behalf of each of its Eligible Employees who has met the allocation requirements for Regular Matching Contributions described in this Article.

The amount of any such Regular Matching Contribution with respect to similarly situated Eligible Employees, as determined by the Sponsor in a non-discriminatory manner, shall be equal to a uniform percentage, determined by the Sponsor, in its discretion, of the Tax-Deferred Contributions made for the Contribution Period on behalf of such similarly situated Eligible Employees.

6.7 Limit on Tax-Deferred Contributions Matched

Notwithstanding any other provision of this Article to the contrary, Tax-Deferred Contributions made to the Plan on behalf of an Eligible Employee for a Contribution Period that exceed the dollar amount or percentage of Compensation specified by the

Employer, in its discretion, for the Contribution Period shall be excluded in determining the amount and allocation of Regular Matching Contributions with respect to such Eligible Employee for the Contribution Period.

6.8 True Up Matching Contributions

For each Plan Year in which Regular Matching Contributions have been made to the Plan, the Sponsor may, in its discretion, require each Employer to make a True Up Matching Contribution on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for True Up Matching Contributions described in this Article. Such True Up Matching Contribution shall be in the amount which, when aggregated with the Regular Matching Contributions made with respect to Contribution Periods within such Plan Year, will provide the maximum Matching Contribution designated by the Employer for the Plan Year with respect to the Eligible Employee’s Tax-Deferred Contributions for the full Plan Year.

6.9 Qualified Matching Contributions

An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.10 Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers employment between Employers.

6.11 Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.12 Allocation Requirements for Employer Contributions

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Discretionary Contributions for such Contribution Period only if (a) he received “eligible earnings” from his Employer with respect to the twelve (12)-consecutive-month period ending on the July 31 that occurs during such Contribution Period and (b) he was employed by an Employer or a Related Company before February 1 of such Contribution Period.

If a Regular Matching Contribution is made for a Contribution Period, a person who was an Eligible Employee at any time during such Contribution Period and made Tax-Deferred Contributions for such Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

If a True Up Matching Contribution is made for a Contribution Period, a person who was an Eligible Employee at any time during such Contribution Period and made Tax-Deferred Contributions for such Contribution Period shall be eligible to receive an allocation of True Up Matching Contributions for such Contribution Period if the aggregate Regular Matching Contributions made on his behalf during the Contribution Period total less than the maximum Matching Contribution that would have been made for the Contribution Period based on the Eligible Employee’s Tax-Deferred Contributions and Compensation for the full Plan Year.

If a Qualified Non-elective Contribution is made for a Contribution Period, a person who was an Eligible Employee at any time during such Contribution Period shall be eligible to receive an allocation of Qualified Non-elective Contributions for such Contribution Period.

6.13 Vesting of Employer Contributions

A Participant’s vested interest in his Employer Contributions Sub-Account shall be at all times one-hundred (100) percent.

6.14 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant’s vested interest in his Employer Contributions Sub-Account, any Participant with three (3) or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant’s vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

ARTICLE VII

LIMITATIONS ON CONTRIBUTIONS

7.1 Definitions

For purposes of this Article, the following terms have the following meanings:

The “aggregate limit” means the sum of (i) one-hundred and twenty-five (125) percent of the greater of the average “contribution percentage” for “eligible participants” other than Highly Compensated Employees or the average “deferral percentage” for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of two-hundred (200) percent or two (2) plus the lesser of such average “contribution percentage” or average “deferral percentage”, or, if it would result in a larger “aggregate limit”, the sum of (iii) one-hundred and twenty-five (125) percent of the lesser of the average “contribution percentage” for “eligible participants” other than Highly Compensated Employees or the average “deferral percentage” for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of two-hundred (200) percent or two (2) plus the greater of such average “contribution percentage” or average “deferral percentage”. For purposes of determining the “aggregate limit”, the “contribution percentages” and “deferral percentages” used shall be for the applicable “testing year”.

The “annual addition” with respect to a Participant for a “limitation year” means the sum of the Tax-Deferred Contributions, Employer Contributions, and forfeitures allocated to his Account for the “limitation year” (including any “excess contributions” that are distributed pursuant to this Article), the employer contributions, “employee contributions”, and forfeitures allocated to his accounts for the “limitation year” under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the “limitation year”.

The “contribution percentage” with respect to an “eligible participant” for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his “test compensation” for such Plan Year. To the extent permitted by regulations issued under Code Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Non-elective Contributions made to the Plan on an “eligible participant’s” behalf for the Plan Year in computing the numerator of such “eligible participant’s” “contribution percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Non-elective Contributions that are included in determining the numerator of an “eligible participant’s” “deferral percentage” may not be included in determining the numerator of his “contribution percentage”.

Contributions made on an “eligible participant’s” behalf for a Plan Year shall be included in determining his “contribution percentage” for such Plan Year only if the contributions are allocated to the “eligible participant’s” Account as of a date within such Plan Year and are made to the Plan before the end of the twelve (12)-month period immediately following the Plan Year to which the contributions relate. The determination of an “eligible participant’s” “contribution percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

The “deferral percentage” with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his “test compensation” for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Matching Contributions and/or Qualified Non-elective Contributions made to the Plan on the Eligible Employee’s behalf for the Plan Year in computing the numerator of such Eligible Employee’s “deferral percentage”. Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Non-elective Contributions that are included in determining the numerator of an Eligible Employee’s “contribution percentage” may not be included in determining the numerator of his “deferral percentage”.

Contributions made on an Eligible Employee’s behalf for a Plan Year shall be included in determining his “deferral percentage” for such Plan Year only if they meet the following requirements:

•	Tax-Deferred Contributions must relate to Compensation that would, but for the Eligible Employee’s deferral election, have been received by the Eligible Employee during such Plan Year.

•	The contributions must be allocated to the Eligible Employee’s Account as of a date within such Plan Year.

•	The contributions must be made to the Plan before the end of the twelve (12)-month period immediately following the Plan Year to which they relate.

The determination of an Eligible Employee’s “deferral percentage” shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An “elective contribution” means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section

501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

An “eligible participant” means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining “contribution percentages”), or to participate in the allocation of Matching Contributions.

An “employee contribution” means any employee after-tax contribution allocated to an Eligible Employee’s account under any qualified plan of an Employer or a Related Company.

An “excess contribution” means any contribution made to the Plan on behalf of a Participant that exceeds one of the limitations described in this Article.

An “excess deferral” with respect to a Participant means that portion of a Participant’s Tax-Deferred Contributions for his applicable taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant’s gross income under Code Section 402(g).

A “limitation year” means a Plan Year.

A “matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company, other than the Plan, solely on account of “elective contributions” made on his behalf or “employee contributions” made by him.

A “qualified matching contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company, other than the Plan, solely on account of “elective contributions” made on his behalf or “employee contributions” made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A “qualified non-elective contribution” means any employer contribution allocated to an Eligible Employee’s account under any plan of an Employer or a Related Company, other than the Plan, that the Participant could not elect instead to receive in cash, that is a qualified non-elective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

The “test compensation” of an Eligible Employee or “eligible participant” for a Plan Year means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to “test compensation” of an Employee attributable to periods of time when he is an Eligible Employee or “eligible participant”. If the “test compensation” of an Eligible Employee or “eligible participant” is determined over a period of time that contains fewer than twelve (12) calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or “eligible participant” by multiplying the annual compensation limitation in effect for such Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is twelve (12); provided, however, that no proration is required for an Eligible Employee or “eligible participant” who is covered under the Plan for less than one (1) full Plan Year if the formula for allocations is based on Compensation for a period of at least twelve (12) months.

The “testing year” means the Plan Year for which the limitations on “deferral percentages” and “contribution percentages” of Highly Compensated Employees are being determined.

7.2 Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with “elective contributions” made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee’s “deferral percentage” for the “testing year” in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3 Distribution of Excess Deferrals

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant’s taxable year that “excess deferrals” have been made on his behalf under the Plan for such taxable year, the “excess deferrals”, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant’s “deferral percentage” for the “testing year” in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4 Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average “deferral percentage” for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to one-hundred and twenty-five (125) percent of the average “deferral percentage” for all other Eligible Employees for the “testing year”; or

(b)	a percentage that is not more than two-hundred (200) percent of the average “deferral percentage” for all other Eligible Employees for the “testing year” and that is not more than two (2) percentage points higher than the average “deferral percentage” for all other Eligible Employees for the “testing year”, unless the “excess contributions”, determined as provided in Section 7.5, are distributed as provided in Section 7.6.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected “deferral percentages” of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to become effective on the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

In determining the “deferral percentage” for any Eligible Employee who is a Highly Compensated Employee in any Plan Year, “elective contributions”, “qualified non-elective contributions”, and “qualified matching contributions” (to the extent that “qualified non-elective contributions” and “qualified matching contributions” are taken into account in determining “deferral percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under such other plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(k) do not permit such plan to be aggregated with the Plan.

If one or more other plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then “deferral percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Such other plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the

“qualified non-elective contributions” and/or “qualified matching contributions” taken into account in determining “deferral percentages” for any Plan Year.

7.5 Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “deferral percentage” of Highly Compensated Employees in order of their “deferral percentages” as follows:

(a)	The highest “deferral percentage(s)” shall be reduced to the greater of (1) the maximum “deferral percentage” that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest “deferral percentage”.

(b)	If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “deferral percentages” of Highly Compensated Employees, continuing with the next highest “deferral percentage”, in the manner provided in paragraph (a) until the limitation on Tax-Deferred Contributions described in Section 7.4 is satisfied.

The determination of the amount of “excess contributions” hereunder shall be made after Tax-Deferred Contributions and “excess deferrals” have been distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the “excess contributions” that have been made to the Plan in any Plan Year, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred, Qualified Non-elective, and Qualified Matching Contributions (to the extent such contributions are included in determining “deferral percentages”) allocated to their Accounts as follows:

(c)	The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred, Qualified Non-elective, and Qualified Matching Contributions allocated to his Account for such Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for such Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for such Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6 Distribution of Excess Tax-Deferred Contributions

“Excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be distributed first from the Highly Compensated Employee’s Tax-Deferred Contributions and Qualified Matching Contributions Sub-Accounts in proportion to the Tax-Deferred Contributions and Qualified Matching Contributions included in determining the Highly Compensated Employee’s “deferral percentage” for the Plan Year. If any excess remains after the amount of such Tax-Deferred Contributions and Qualified Matching Contributions has been reduced to zero (0), the excess shall be distributed from the Highly Compensated Employee’s Qualified Non-elective Contributions Sub-Account.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of Tax-Deferred Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7 Limitation on Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of “eligible participants” who are Highly Compensated Employees may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:

(a)	a percentage that is equal to one-hundred and twenty-five (125) percent of the average “contribution percentage” for all other “eligible participants” for the “testing year”; or

(b)	a percentage that is not more than two-hundred (200) percent of the average “contribution percentage” for all other “eligible participants” for the “testing year”

and that is not more than two (2) percentage points higher than the average “contribution percentage” for all other “eligible participants” for the “testing year”,

unless the “excess contributions”, determined as provided in Section 7.8, are distributed as provided in Section 7.9.

In determining the “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee in any Plan Year, “matching contributions”, “employee contributions”, “qualified non-elective contributions”, and “elective contributions” (to the extent that “qualified non-elective contributions” and “elective contributions” are taken into account in determining “contribution percentages”) made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations Section 1.410(b)-7(c), as modified by IRS regulations Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee’s accounts under such plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(m) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the “contribution percentages” under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the “elective contributions”, “qualified non-elective contributions”, and/or “qualified matching contributions” taken into account in determining “contribution percentages” for any Plan Year.

7.8 Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the “contribution percentage” of Highly Compensated Employees in order of their “contribution percentages” as follows:

(a)	The highest “contribution percentage(s)” shall be reduced to the greater of (1) the maximum “contribution percentage” that satisfies the limitation on Matching Contributions described in Section 7.7 or (2) the next highest “contribution percentage”.

(b)	If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing “contribution percentages” of Highly Compensated Employees, continuing with the next highest “contribution percentage”, in the manner provided in paragraph (a) until the limitation on Matching Contributions described in Section 7.7 is satisfied.

The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the “excess contributions” that have been made to the Plan in any Plan Year, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching, Tax-Deferred, and Qualified Non-elective Contributions (to the extent such contributions are included in determining “contribution percentages”) allocated to their Accounts as follows:

(c)	The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching, Tax-Deferred, and Qualified Non-elective Contributions allocated to his Account for such Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for such Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for such Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9 Distribution of Excess Contributions

“Excess contributions” allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

(a)	Matching Contributions included in determining the Highly Compensated Employee’s “contribution percentage” shall be distributed.

(b)	Tax-Deferred Contributions included in determining the Highly Compensated Employee’s “contribution percentage” shall be distributed.

7.10 Multiple Use Limitation

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Code Section 401(m) shall apply: the sum of the average “deferral percentage” for Eligible Employees who are Highly Compensated Employees and the average “contribution percentage” for “eligible participants” who are Highly Compensated Employees may not exceed the “aggregate limit”. In the event that, after satisfaction of the limitations provided under this Article, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the “deferral percentages” of Eligible Employees who are Highly Compensated Employees to the extent necessary to eliminate the excess, as provided in the preceding Sections. Instead of reducing “deferral percentages”, the Administrator may determine to satisfy the multiple use limitation in an alternative manner, consistently applied, that may be permitted by regulations issued under Code Section 401(m).

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.11 Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year and have met the allocation requirements for Regular Matching Contributions for such Plan Year. Any forfeited amounts shall be allocated in the ratio which the “deferral percentage” of an eligible Participant bears to the aggregate value of the “deferral percentages of all such eligible Participants. Forfeitures credited to a Participant’s Account hereunder shall be credited to his Matching Contributions Sub-Account. A Participant’s vested interest in amounts attributable to forfeitures allocated to his Matching Contributions Sub-Account hereunder shall be at all times one-hundred (100) percent.

7.12 Determination of Income or Loss

The income or loss attributable to “excess contributions” that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participants’ Accounts.

7.13 Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the “annual addition” with respect to a Participant for a “limitation year” shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant’s compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the “limitation year”; provided, however, that the limit in clause (i) shall be pro-rated for any short “limitation year”. If the “annual addition” to the Account of a Participant in any “limitation year” would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant’s Account to the extent necessary in the following order:

Tax-Deferred Contributions made on behalf of the Participant for the “limitation year” that have not been matched, if any, shall be reduced.

Tax-Deferred Contributions made on behalf of the Participant for the “limitation year” that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

Discretionary Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

Forfeitures otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

Qualified Non-elective Contributions otherwise allocable to the Participant’s Account for the “limitation year”, if any, shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the “limitation year”.

Amounts deemed to be forfeitures under this Section shall be applied against the Employer’s contribution obligation for the next following “limitation year” (and succeeding “limitation years”, as necessary) with respect to such Participant if the

Participant is covered by the Plan in such succeeding “limitation years”. If a Participant is not covered by the Plan in a succeeding “limitation year” for which there is an excess with respect to such Participant, the excess amounts shall be held unallocated in a suspense account for such “limitation year” and shall be applied against the Employer’s contribution obligation for such “limitation year” (and succeeding “limitation years”, as necessary) for all of the remaining Participants in the Plan. If a suspense account is in existence at any time during a “limitation year”, all amounts in the suspense account must be applied against the Employer’s contribution obligation before any further contributions that would constitute “annual additions” may be made to the Plan.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of “elective contributions” that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.14 Application of Code Section 415 Limitations Where Participant is Covered Under Another Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the “annual addition” for the “limitation year” would otherwise exceed the amount that may be applied for the Participant’s benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning “employee contributions” made by the Participant to all defined contribution plans for the “limitation year”, and the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such “employee contributions” have been returned, the excess shall be reduced by returning or forfeiting, as provided in each such other defined contribution plan, “elective contributions” made on the Participant’s behalf to all such other plans for the “limitation year”, and, if “elective contributions” are returned, the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such “elective contributions” have been returned or forfeited, the portion of the employer contributions and of forfeitures for the “limitation year” under all such other plans that has been allocated to the Participant under such plans but which exceeds the limitation set forth in the preceding Section, shall be deemed a forfeiture for the “limitation year” and shall be disposed of as provided in such other plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected in the order prescribed by the Administrator, but first under any such defined contribution plan that is not a money purchase pension plan and, if the limitation still is not satisfied, then under such money purchase pension plan.

7.15 Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term “Related Company” shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII

TRUST FUNDS AND ACCOUNTS

8.1 General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2 Investment Funds

The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3 Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant’s name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant’s loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant’s loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4 Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5 Accounts

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Such Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of such Participant’s or Beneficiary’s Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6 Sub-Accounts

Each Participant’s Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant’s interest in the Trust.

ARTICLE IX

LIFE INSURANCE CONTRACTS

9.1 No Life Insurance Contracts

A Participant’s Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X

DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1 Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee’s investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one (1) or more of the Investment Funds with the sum of such percentages equaling one-hundred (100) percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant’s change of investment election shall be implemented effective as of the business day on which the Administrator receives the Participant’s instructions or as soon as otherwise practicable.

10.2 Deposit of Contributions

All contributions made on a Participant’s behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant’s then currently effective investment election. If no investment election is recorded with the Administrator at the time contributions are to be deposited to a Participant’s Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3 Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant’s transfer election shall specify either (i) a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed one-hundred (100) percent, or (ii) a dollar amount that is to be transferred. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant’s transfer election may be implemented effective as of the business day on which the Administrator receives the Participant’s instructions.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants’ transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.4 404(c) Protection

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

ARTICLE XI

CREDITING AND VALUING ACCOUNTS

11.1 Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2 Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3 Plan Valuation Procedures

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the “valuation period”) in the following manner:

(a)	First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b)	Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c)	Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Accounts in the Trust Fund in the ratio of the balance of the portion of such Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust Fund similarly adjusted, and each Account in the Trust Fund shall be credited or charged with the amount of its allocated share.

11.4 Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee’s determinations thereof shall be conclusive upon all interested parties.

11.5 Notification

Within a reasonable period of time after the end of each calendar quarter, the Administrator shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during such calendar quarter.

ARTICLE XII

LOANS

12.1 Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed fifty (50) percent of the Participant’s vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of fifty (50) percent of the Participant’s vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.2 Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant’s Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant’s death prior to the commencement of distribution of his Account and the Participant’s vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant’s vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.3 Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	fifty (50) percent of the vested portions of the Participant’s Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c)	The term of any loan to a Participant shall be no greater than five (5) years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

(d)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Company (for periods in which the Participant does not perform military service as described in paragraph (e)), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed one year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(e)	If a Participant is absent from employment with any Employer or any Related Company for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (c) or paragraph (d) of this Section provided that all of the following requirements are met:

(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than (1) for loans made prior to January 1, 2004, the last scheduled repayment date under the original amortization schedule extended by the period of such military service and (2) for loans made on or after January 1, 2004, the maximum period otherwise permitted under this Article extended by the period of such military service.

(f)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

12.4 Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant’s name. Any loan approved by the Administrator shall be made to the Participant out of the Participant’s loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s then currently effective investment election. The balance of the Participant’s loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5 Default

If either (1) a Participant fails to make or cause to be made, any payment required under the terms of the loan by the end of the calendar quarter following the calendar quarter in which the payment was due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d) or (e), or (2) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.3(e), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not paid following such declaration, the Trustee shall charge the Account of the Participant with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the Participant without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

Notwithstanding the foregoing, the following shall apply with respect to a Participant with an outstanding loan whose employment has terminated:

(a)	If the Participant was terminated involuntarily for reasons other than cause, the Administrator shall direct the Trustee to declare the outstanding loan to be in default as of the earliest of (i) the end of the period described in (1) above, (ii) the last scheduled repayment date, or (iii) the date on which the Participant’s (or, if the Participant has died, his Beneficiary’s) application for benefits is processed.

(b)	If the Participant terminated voluntarily or was terminated for cause, the Administrator shall direct the Trustee to declare the outstanding loan to be in default as of the earliest of (i) the end of the period described in (1) above, (ii) the last scheduled repayment date, (iii) 60 days after the Participant’s termination of employment, or (iv) the date on which the Participant’s (or, if the Participant has died, his Beneficiary’s) application for benefits is processed.

12.6 Deemed Distribution Under Code Section 72(p)

If a Participant’s loan is declared to be in default and such Participant fails to remit payment as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant’s After-Tax Contributions.

12.7 Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

With respect to any loan made on or after January 1, 2002, the balance of such loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant’s taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as After-Tax Contributions to the Plan solely for purposes of determining the taxable portion of the Participant’s Account and shall not be treated as After-Tax Contributions for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

12.8 Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Loans Limited to Eligible Employees: No loans shall be made to an Employee who makes a Rollover Contribution in accordance with Article V, but who is not an Eligible Employee as provided in Article III.

(b)	Minimum Loan Amount: A Participant may not request or obtain a loan for less than $1,000.

(c)	Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second (2nd) loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(d)

Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than fifteen (15) years.

(e)	Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

(f)	Effect of Termination of Employment: Upon a Participant’s termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing; provided, however, that if such Participant is entitled to severance payments and the Participant agrees to withholding of loan repayments from such severance payments, the Participant shall not be deemed to have terminated employment for purposes of applying the provisions of this paragraph until such severance payments cease.

(g)	No Roll Over of Loans: A Participant may not elect to roll over any loan note held pursuant to the provisions of this Article.

12.9 Loans Granted Prior to Amendment

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall remain outstanding until repaid in accordance with its terms or the otherwise applicable Plan provisions.

ARTICLE XIII

WITHDRAWALS WHILE EMPLOYED

13.1 Non-Hardship Withdrawals of After-Tax Contributions

A Participant who is employed by an Employer or a Related Company may request at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his After-Tax Contributions Sub-Account. A Participant who makes a withdrawal from his After-Tax Contributions Sub-Account in accordance with the provisions of this Section may not make a further such withdrawal during the thirty-six (36)-month period following the effective date of the withdrawal.

13.2 Non-Hardship Withdrawals of Rollover Contributions from B-K Medical Plan

A Participant who is employed by an Employer or a Related Company may request at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from the portion of his Rollover Contributions Sub-Account that is attributable to rollovers made to the B-K Medical Systems, Inc. 401(k) Savings Plan.

13.3 Non-Hardship Withdrawals of Amounts Transferred from Siemens Savings Plan

A Participant who is employed by an Employer or a Related Company and is or was an employee of Sound Technology, Inc. may request at any time, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from the portion of his Account that is attributable to any after-tax, rollover, and matching contributions that were transferred to the Plan from the Siemens Savings Plan, excluding any earnings or losses credited to such amounts after December 31, 2002. The minimum non-hardship withdrawal that a Participant may make in accordance with the provisions of this Section shall be an amount equal to the lesser of $250 or one-hundred (100) percent of his withdrawable interest in such amounts.

A Participant may not make more than two (2) withdrawals during the Plan Year in accordance with the provisions of this Section.

13.4 Age Fifty-Nine and One-Half (59 1/2) Withdrawals

A Participant who is employed by an Employer or a Related Company and who has attained age fifty-nine and one-half (59 1/2) may request, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

(a)	his Tax-Deferred Contributions Sub-Account.

(b)	his Rollover Contributions Sub-Account.

(c)	his Qualified Non-elective Contributions Sub-Account.

(d)	his Qualified Matching Contributions Sub-Account.

(e)	his Discretionary Contributions Sub-Account.

(f)	his Regular Matching Contributions Sub-Account.

(g)	his True Up Matching Contributions Sub-Account.

13.5 Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Withdrawals may be made effective as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal application.

13.6 Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may request, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

(a)	his Tax-Deferred Contributions Sub-Account, excluding any income credited to such Sub-Account.

13.7 Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant’s spouse, or any dependent of the Participant (as defined in Code Section 152) medical care described in Code Section 213(d);

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, or any dependent of the Participant; or

(d)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence.

13.8 Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c)	The Participant’s Tax-Deferred Contributions and the Participant’s “elective contributions” and “employee contributions”, as defined in Article VII, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least twelve (12) months after his receipt of the withdrawal.

(d)	The Participant’s Tax-Deferred Contributions and “elective contributions”, as defined in Article VII, for his taxable year immediately following the taxable year of the withdrawal shall not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant’s Tax-Deferred Contributions and “elective contributions” for the taxable year of the withdrawal.

A Participant shall continue to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan notwithstanding that his Tax-Deferred Contributions have been suspended in accordance with this Section.

13.9 Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days as the Administrator may prescribe prior to the date as of which it is to be effective.

(b)	Hardship withdrawals may be effected as soon as administratively practicable after the Administrator’s approval of the Participant’s withdrawal request.

(c)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result because of the withdrawal.

13.10 Order of Withdrawal from a Participant’s Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant’s Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one (1) Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XIV

TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1 Termination of Employment and Settlement Date

A Participant’s Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant’s Settlement Date shall be given by the Administrator to the Trustee as soon thereafter as administratively practicable.

ARTICLE XV

DISTRIBUTIONS

15.1 Distributions to Participants

After his Settlement Date, a Participant shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or, if later, the date his application for distribution is filed with the Administrator.

15.2 Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. Distribution of the Participant’s entire vested interest shall be made to a Participant’s non-spouse Beneficiary no later than the end of the fifth (5th) calendar year beginning after the Participant’s death. If distribution is to be made to the Participant’s spouse as Beneficiary, distribution shall be made no later than the later of (i) the end of the first calendar year beginning after the Participant’s death or (ii) the end of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

If distribution is to be made to a Participant’s spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

15.3 Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant’s vested interest in his Account does not exceed $200, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant’s vested interest in his Account exceeds $200, distribution to such Participant shall not commence without the Participant’s written consent prior to the later of his Normal Retirement Date or the date he attains age sixty-two (62).

15.4 Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant’s vested interest in his Account shall commence to the Participant no later than the earlier of:

(a)	unless the Participant elects a later date, sixty (60) days after the close of the Plan Year in which (i) the Participant’s Normal Retirement Date occurs, (ii) the tenth (10th) anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5 Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6 Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7 Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is a minor or is otherwise incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8 Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9 Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant’s Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI

FORM OF PAYMENT

16.1 Form of Payment

Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment.

16.2 Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a “qualified distributee” may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any “eligible rollover distribution” paid directly by the Plan to the “eligible retirement plan” designated by the “qualified distributee”. Any such payment by the Plan to another “eligible retirement plan” shall be a direct rollover.

Notwithstanding the foregoing, a “qualified distributee” may not elect a direct rollover with respect to an “eligible rollover distribution” if the total value of the “eligible rollover distributions” expected to be made to the “qualified distributee” for the year is less than $200.

For purposes of this Section, the following terms have the following meanings:

(a)	An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code Section 401(a). An “eligible retirement plan” with respect to a “qualified distributee” other than the Participant, the Participant’s surviving spouse, or the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relation order means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an “IRA”). Such IRA must be treated as an IRA inherited from the deceased Participant by the “qualified distributee” and must be established in a manner that identifies it as such.

(b)	An “eligible rollover distribution” means any distribution of all or any portion of the balance of a Participant’s Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	the portion of any distribution that consists of the Participant’s After-Tax Contributions.

(iii)	any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.

(c)	A “qualified distributee” means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). A “qualified distributee” includes a Participant’s non-spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.3 Notice Regarding Form of Payment

Within the one-hundred and fifty (150)-day period ending thirty (30) days before a Participant’s Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant’s Account may commence fewer than thirty (30) days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least thirty (30) days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

ARTICLE XVII

BENEFICIARIES

17.1 Designation of Beneficiary

An unmarried Participant’s Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant’s Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse’s written consent. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant is not married on his Benefit Payment Date.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant’s estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2 Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken, must specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and must be witnessed by a Plan representative or a notary public. A Participant’s spouse will be deemed to have given written consent to the Participant’s designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant’s spouse hereunder shall be valid only with respect to the spouse who signs the consent.

ARTICLE XVIII

ADMINISTRATION

18.1 Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor (or, if applicable, the Administrative Committee) may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor shall be a “named fiduciary” as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)	allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.2 Discretionary Authority

In carrying out its duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, and resolving disputes, the Sponsor (or any individual to whom authority has been delegated in accordance with Section 18.1) shall have absolute discretionary authority.

18.3 Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the

Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the Sponsor’s board of directors or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4 Designation and Appointment of Administrative Committee

If in accordance with the provisions of Section 18.1, the Sponsor determines to designate an Administrative Committee to act as the administrator for purposes of ERISA and the plan administrator for purposes of the Code, the Administrative Committee shall consist of three (3) individuals who may, but need not be, officers, directors, or Employees of an Employer. The following shall apply with respect to the appointment, retention, and resignation of Administrative Committee members:

(a)	If an individual is appointed as a member of the Administrative Committee and accepts such appointment in accordance with Section 18.1, such appointment shall be effective until a successor is appointed or until the member dies, resigns, ceases to be an employee of an Employer, or is removed by the Sponsor.

(b)	A member of the Administrative Committee may be removed by the Sponsor at any time, with or without cause, by written notice delivered or mailed by registered mail to such member and each other member of the Administrative Committee. A member of the Administrative Committee may resign at any time by filing written notice with the Sponsor. If a member of the Administrative Committee who is an Employee terminates employment with the Employers, he shall automatically cease to be a member of the Administrative Committee.

(c)	If a vacancy occurs in the Administrative Committee, the remaining members of the Administrative shall notify in writing and request appointment of a successor. The Sponsor shall appoint a successor within a reasonable period of receiving such request. If no successor has been appointed within thirty (30) days following the Sponsor’s receipt of such request, the remaining members shall be entitled to fill such vacancy by written notice to the Sponsor and to the Trustee. During the existence of a vacancy in the Administrative Committee, the remaining two (2) members shall have all the powers and authority of the Administrative Committee.

The Administrative Committee shall act by a majority, but not less than two (2), of its members. No member of the Administrative Committee shall vote upon any matter relating specifically to himself as a Participant, but may vote upon matters relating to Participants in general.

The members of the Administrative Committee may by written agreement allocate among themselves their responsibilities under the Plan. Except as otherwise required by law, to the extent responsibilities have been so allocated, only the member to whom a specific responsibility has been allocated shall be liable for omissions occurring in the performance of such responsibility.

18.5 Reliance on Specialists

Except as otherwise required by law, none of the Sponsor, it officers, directors and employees, the Administrative Committee, or the Trustee shall be responsible for any reports furnished by any specialist retained or employed by the Sponsor or the Administrative Committee, but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel. The Sponsor, its officers, directors and employees, the Administrative Committee, and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Beneficiaries, and any other persons with an interest under the Plan or Trust Agreement.

18.6 Claims Review Procedure

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the “Claimant”) is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within ninety (90) days of the date the claim was filed or, if special circumstances require an extension, within one-hundred and eighty (180) days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary, (iv) that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, (v) records and other information relevant to the Claimant’s claim, a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the Claimant’s right to obtain copies of such procedures, and (vi) a statement that there is no further administrative review following the initial review, and that the Claimant has a right to bring a civil action under ERISA Section 502(a) if the Sponsor’s decision on review is adverse to the Claimant. The notice shall also include a statement advising the Claimant that, within sixty (60) days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such sixty (60)-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a)	the date on which the Claimant’s request was filed with the Sponsor; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c)	a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within one-hundred and twenty (120) days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall render its written decision on review to the Claimant. The Sponsor’s decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor’s decision was based.

18.7 Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.8 Indemnification

In addition to whatever rights of indemnification the members of the Sponsor’s board of directors or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.3, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person or persons’ gross negligence or willful misconduct.

18.9 Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX

AMENDMENT AND TERMINATION

19.1 Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2 Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3 Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the “termination date”). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)

All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant’s written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, or a simplified employee pension as defined in Code Section 408(k)) either at the time the Plan is terminated or at any time during the period ending twelve (12) months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two (2) percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the twenty-four (24)-month period beginning twelve (12) months before the Plan termination, and (ii) the distribution the Participant receives is a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub-paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be one-hundred (100) percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4 Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant’s consent (to the extent required by law), if (i) the distribution would constitute a “lump sum distribution” as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), or (IV) of sub-paragraph (D)(i) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5 Withdrawal of an Employer Upon Ceasing to be Member of Controlled Group

An Employer other than the Sponsor shall be deemed automatically to withdraw from the Plan in the event it is no longer a member of a controlled group of corporations (within the meaning of Code Section 414(b)) or under common control (within the meaning of Code Section 414(c)) with the Sponsor or any other Employer. Upon such withdrawal, the withdrawing Employer shall determine whether a partial termination has occurred with respect to its Employees. In the event that the withdrawing Employer determines a partial termination has occurred, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

ARTICLE XX

ADOPTION BY OTHER ENTITIES

20.1 Adoption by Related Companies

A Related Company shall, upon determination by the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2 Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

21.1 No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2 Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3 No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4 Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be allocated among Participants’ Accounts.

Notwithstanding the foregoing, administrative expenses that are incurred directly with respect to an individual Participant’s Account will be allocated to that Account.

21.5 Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6 Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7 Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8 Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within thirty (30) days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.9 Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.10, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.10 Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a deduction under Code Section 404,

such contribution may be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one (1) year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.11 Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of Commonwealth of Massachusetts, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.12 Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.13 Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.14 Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan and except as otherwise specifically provided in the Plan, a Participant’s Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant’s

Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.15 Merged Plans

In the event another defined contribution plan (the “merged plan”) is merged into and made a part of the Plan, each Employee who was eligible to participate in the “merged plan” immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant’s vested interest in his Sub-Account attributable to amounts transferred to the Plan from the “merged plan” (his “transferee Sub-Account”) on and after the merger be less than his vested interest in his account under the “merged plan” immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant’s service credited for eligibility and vesting purposes under the “merged plan” as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant’s “transferee Sub-Account”, if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.16 Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.17 Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

21.18 Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.19 Written Communications

Any communication among the Employers, the Administrator, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

ARTICLE XXII

TOP-HEAVY PROVISIONS

22.1 Definitions

For purposes of this Article, the following terms shall have the following meanings:

The “compensation” of an employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the “compensation” of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the “compensation” of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual “compensation” limitation described above shall be adjusted with respect to that Participant by multiplying the annual “compensation” limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is twelve (12); provided, however, that no proration is “required” for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on “compensation” for a period of at least twelve (12) months.

The “determination date” with respect to any Plan Year means the last day of the preceding Plan Year, except that the “determination date” with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A “key employee” means any Employee or former Employee who is a “key employee” pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

A “non-key employee” means any Employee who is not a “key employee”.

A “permissive aggregation group” means those plans included in each Employer’s “required aggregation group” together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A “required aggregation group” means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a “key employee” participates and each other plan that enables a plan in which a “key employee” participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five (5)-year period ending on the relevant “determination date”.

A “super top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” that, as of the “determination date”, would qualify as a “top-heavy group” under the definition in this Section with “ninety (90) percent” substituted for “sixty (60) percent” each place where “sixty (60) percent” appears in the definition.

A “super top-heavy plan” with respect to a particular Plan Year means a plan that, as of the “determination date”, would qualify as a “top-heavy plan” under the definition in this Section with “ninety (90) percent” substituted for “sixty (60) percent” each place where “sixty (60) percent” appears in the definition. A plan is also a “super top-heavy plan” if it is part of a “super top-heavy group”.

A “top-heavy group” with respect to a particular Plan Year means a “required” or “permissive aggregation group” if the sum, as of the “determination date”, of the present value of the cumulative accrued benefits for “key employees” under all defined benefit plans included in such group and the aggregate of the account balances of “key employees” under all defined contribution plans included in such group exceeds sixty (60) percent of a similar sum determined for all employees covered by the plans included in such group.

A “top-heavy plan” with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the “determination date”, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of “key employees” exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the “determination date”, (ii), in the case of a defined benefit plan, a plan for which, as of the “determination date”, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to “key employees” exceeds sixty (60) percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than “key employees”) to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five(5)-year period ending on the “determination date”, and (iii) any plan (including any simplified employee pension plan) included in a “required aggregation group” that is a “top-heavy group”. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five (5)-year period ending on the “determination date” shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a “required” or “permissive aggregation group”. A Participant’s interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a “required” or “permissive aggregation group” that is not a “top-heavy group”, such plan shall not be a “top-heavy plan”.

The “valuation date” with respect to any “determination date” means the most recent Valuation Date occurring within the 12-month period ending on the “determination date”.

22.2 Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a “top-heavy plan” as hereinafter defined.

22.3 Minimum Employer Contribution

If the Plan is determined to be a “top-heavy plan” for a Plan Year, the Employer Contributions, other than Matching Contributions, allocated to the Account of each “non-key employee” who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three (3) percent of his “compensation” or (ii) the largest percentage of “compensation” that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any “key employee”; except that, in the event the Plan is part of a “required aggregation group”, and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such “non-key employee” shall be three (3) percent of the “compensation” of such “non-key employee”. Any minimum allocation to a “non-key employee” required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his level of “compensation”, or whether he declined to make elective or mandatory contributions, but shall be reduced by the contributions allocated to the “non-key employee’s” account under any other defined contribution plan maintained by the Employer or a Related Company.

In lieu of the minimum top-heavy allocation otherwise required under this Section, each “non-key employee” who is an Eligible Employee and is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Company will receive the top-heavy benefits provided under the defined benefit plan offset by the benefits provided under the Plan.

Employer Contributions allocated to a Participant’s Account in accordance with this Section shall be considered “annual additions” under Article VII for the “limitation year”

for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant’s Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant’s currently effective investment election.

*                 *                 *

EXECUTED AT _________________Peabody__________________,

_____MA___________, this ___16th__ day of _____July___________, _2007__.

ANALOGIC CORPORATION

By:	/s/John J. Millerick
John J. Millerick Senior Vice President, Treasurer and Chief Financial Officer

APPENDIX TO

ANALOGIC 401(K) PLAN

Re:	Minimum Distribution Requirements

SECTION I

DEFINITIONS

1.1 Definitions

For purposes of this Appendix the following terms have the following meanings. Except as otherwise specifically provided herein, any term defined in Section 1.1 of the Plan has the meaning given such term in such Section.

A Participant’s “designated beneficiary” means the individual who is designated as the Participant’s Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

A “distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Section 3.2 of this Appendix. The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years”, including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year”.

A Participant’s or Beneficiary’s “life expectancy” means his life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

A “Participant’s account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the “distribution calendar year” (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the “valuation calendar year” after the Valuation Date and decreased by distributions made in the “valuation calendar year” after the Valuation Date. The Account balance for the “valuation calendar year” includes any amounts rolled over or transferred to the Plan either in the “valuation calendar year” or in the “distribution calendar year” if distributed or transferred in the “valuation calendar year”.

SECTION II

GENERAL RULES

2.1 Effective Date

The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.2 Precedence

The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan. In addition, the definition of “life expectancy” in this Appendix will take precedence over the definition of life expectancy described in the Plan with respect to installment payments.

2.3 Requirements of Treasury Regulations Incorporated

All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

SECTION III

TIME AND MANNER OF DISTRIBUTION

3.1 Required Beginning Date

A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

3.2 Death of Participant Before Distributions Begin

If a Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:

(a)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary”, then distribution to the surviving spouse will be made in a single sum payment by the later of (i) December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death or (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

(b)	If the Participant’s surviving spouse is not the Participant’s sole “designated beneficiary”, then the Participant’s entire interest will be distributed to the

“designated beneficiary” by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(c)	If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(d)	If the Participant’s surviving spouse is the Participant’s sole “designated beneficiary” and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 3.2, other than Section 3.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 3.2, unless Section 3.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 3.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 3.2(a).

3.3 Form of Distribution

Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, distribution shall be made for each “distribution calendar year” in a single sum payment equal to the Participant’s full vested interest in his Account determined as of the date payment is made.

SECTION IV

REQUIRED MINIMUM DISTRIBUTIONS

AFTER PARTICIPANT’S DEATH

4.1 Death On or After Date Distributions Begin

If a Participant dies on or after the date distributions begin, the Participant’s remaining Account balance shall be distributed in a single sum by the close of the “distribution calendar year” in which the Participant’s death occurred or, if distribution was made to the Participant for such “distribution calendar year”, no later than the close of the “distribution calendar year” following the year of the Participant’s death.

4.2 Death Before Date Distributions Begin

If the Participant dies before the date distributions begin, distribution of the Participant’s Account shall be made in a single sum payment within the period described in Section 3.2.